Coopers                                            Coopers & Lybrand L.L.P.
& Lybrand
                                                   a professional services firm




                       CONSENT OF INDEPENDENT ACCOUNTANTS
                       ----------------------------------



To the Trustees of Scudder Portfolio Trust:


We consent to the incorporation by reference in Post-Effective Amendment No. 68 to the Registration Statement of Scudder Portfolio Trust on Form N-1A of our report dated April 3, 1997 on our audit of the financial statements and financial highlights of Scudder High Yield Bond Fund, which report is included in the Annual Report to Shareholders for the year ended February 28, 1997 which is incorporated by reference in the Post-Effective Amendment to the Registration Statement.


We also consent to the reference to our Firm under the caption "Experts".



                                                     /s/Coopers & Lybrand L.L.P.

Boston, Massachusetts                                COOPERS & LYBRAND L.L.P.

June 18, 1997